UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 17, 2007, the Compensation Committee of IDT Corporation (“the Company”) approved an arrangement between the Company and Stephen R. Brown, Chief Operating Officer, whereby Mr. Brown will receive an annual base salary of $500,000, effective January 1, 2008 through December 31, 2008, and an annual base salary of $750,000, effective January 1, 2009 through December 31, 2010. Mr. Brown was awarded (i) a grant of 33,000 shares of restricted Class B common stock pursuant to the terms and conditions of the Company’s 2005 Stock Option and Incentive Plan, with one-third of such shares vesting on each January 5th of 2009, 2010, and 2011 and (ii) a commitment to grant 33,000 shares of restricted Class B common stock on October 29, 2008 pursuant to the terms and conditions of the Company’s 2005 Stock Option and Incentive Plan, with one-half of such shares vesting on each January 5th of 2010 and 2011.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a)	On December 18, 2007, the Company’s Board of Directors voted to amend the Company’s Code of Business Conduct and Ethics (the “Code”). The Code has been amended to bifurcate the reporting to IDT Corporation and IDT Telecom, Inc., the Registrant’s subsidiary. A copy of the amended Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
14.1	IDT Corporation’s Code of Business Conduct and Ethics dated December 18, 2007

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: December 20, 2007

3

EXHIBIT INDEX

Exhibit No.	Document
14.1	IDT Corporation’s Code of Business Conduct and Ethics dated December 18, 2007

4